Exhibit 99.1

Nuo Therapeutics Announces Execution of Third Limited Consent with Deerfield Management through January 7, 2016

Gaithersburg, MD – December 18, 2015 – Nuo Therapeutics, Inc. (OTCQX: NUOT), today announced that the Company has entered into a third limited consent with Deerfield Management, L.P. and certain of its affiliates, to modify certain provisions of the credit facility agreement (“Facility Agreement”) between Nuo and Deerfield, as follows:

(i)	For the period between December 18, 2015 and January 7, 2016, the amount of cash that Nuo is required to maintain in a deposit account subject to control agreements in favor of the Deerfield lenders has been reduced from $5,000,000 to $500,000; and
(ii)	The date for Nuo’s payment of the accrued interest amount originally payable on October 1, 2015 has been extended to January 7, 2016.

In addition Nuo is required to continue to engage a representative of Winter Harbor LLC as its Chief Restructuring Officer and to provide Deerfield with copies of certain contacts, agreements and vendor relationships by December 28, 2015; or the limited consent will no longer be effective and Nuo will be in default of the Facility Agreement. The parties had previously agreed, on November 11, 2015 and December 7, 2015, to certain modifications of the Facility Agreement regarding cash balance requirements and interest payments through December 17, 2015.

The purpose of this third limited consent is to allow Nuo an opportunity to complete its preparations for seeking court supervised protection from creditor claims or for a restructuring. Any restructuring is expected to involve significant dilution to the ownership interests of holders of Nuo’s common stock, and could result in its equity retaining little or no value.

About Nuo Therapeutics

Nuo Therapeutics, Inc. (the “Company” or “Nuo”) is a biomedical company that pioneers leading-edge biodynamic therapies for wound care. The Company’s flagship product, Aurix is a biodynamic hematogel that harnesses a patient’s innate regenerative abilities for the management of a variety of wounds. For additional information please visit www.nuot.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These forward-looking statements include, but are not limited to, our limited sources of working capital; our need for substantial additional financing; our inability to comply with requirements imposed upon us by certain financing agreements, including from Deerfield Management Company, L.P., or Deerfield; that Deerfield will agree to restructure our existing credit facility; our ability to complete preparations for seeking court supervised protection from creditor claims, or for a restructuring, prior to January 7, 2016; our ability to maintain the effectiveness of the third limited consent; our ability to satisfy the payment and cash balance requirements on January 7, 2016 upon the expiration of the modification to the credit agreement with the Deerfield lenders; our ability to continue to engage Winter Harbor LLC as Chief Restructuring Officer through January 7, 2016; our ability to negotiate further modifications of the credit facility with the Deerfield lenders; whether the lenders under the Deerfield credit facility may declare an event of default under the agreement and foreclose on our assets; the risk of substantial dilution to the ownership interests of holders of our common stock that may result from a restructuring; the risk that our common stock retains little or no value; the volatility of our stock price; and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

David Jorden

Acting Chief Financial Officer

240-499-2680

djorden@nuot.com